Exhibit 8.1

Subsidiaries of DHT Holdings, Inc.

Name	Jurisdiction

Ann Tanker Corporation	Marshall Islands
Cathy Tanker Corporation	Marshall Islands
Chris Tanker Corporation	Marshall Islands
DHT Chartering, Inc.	Marshall Islands
DHT Condor, Inc.	Marshall Islands
DHT Eagle, Inc.	Marshall Islands
DHT Falcon, Inc.	Marshall Islands
DHT Hawk, Inc.	Marshall Islands
DHT Jaguar Limited	Marshall Islands
DHT Leopard Limited	Marshall Islands
DHT Lion Limited	Marshall Islands
DHT Management AS	Norway
DHT Maritime, Inc.	Marshall Islands
DHT Panther Limited	Marshall Islands
DHT Phoenix, Inc.	Marshall Islands
DHT Puma Limited	Marshall Islands
DHT Ship Management (Singapore) Pte. Ltd.	Singapore
DHT Tiger Limited	Marshall Islands
Newcastle Tanker Corporation	Marshall Islands
Samco Delta Ltd	Cayman Islands
Samco Epsilon Ltd	Cayman Islands
Samco Eta Ltd	Cayman Islands
Samco Gamma Ltd	Cayman Islands
Samco Iota Ltd	Cayman Islands
Samco Kappa Ltd	Cayman Islands
Samco Shipholding Pte. Ltd.	Singapore
Samco Theta Ltd	Cayman Islands
Sophie Tanker Corporation	Marshall Islands